STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/20/1999
991548602 - 3141054

CERTIFICATE OF INCORPORATION

OF

MERCER CAPITAL INC.

FIRST. The name of this corporation shall be:

MERCER CAPITAL INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Thousand Five Hundred (1,500) shares without par value.

FIFTH. The name and mailing address of the incorporator is as follows:

Naysa Webb
The Company Corporation
1013 Centre Road
Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twentieth day of December, A.D. 1999.

Naysa Webb
Naysa Webb
Incorporator

MINUTES OF SPECIAL MEETING

OF THE BOARD OF DIRECTORS

OF

Mercer Capital Inc

A special meeting of the Board of Directors was held at:

Date: 12-20-1999

Time: 1:30 pm

Place: portland oregon

The following directors were present and constituted a quorum:

Robert Flickinger

Robert Flickinger was elected chairman of the meeting, and
" " was elected secretary of the meeting.

The secretary presented and read a waiver of the time, place, and purpose of the meeting, signed by all the directors, which was ordered filed.

The meeting was called to order by the chairman. The chairman advised that all of the shareholders had requested that the corporation elect to be treated as a small business corporation for income tax purposes. He noted that the corporation met all of the requirements for qualification and he recommended that such action be taken. After discussion, upon motion duly made, seconded, and unanimously adopted, it was

RESOLVED, that the corporation elect under the provisions of Internal Revenue Code Section 1326 to be treated as a small business corporation for income tax purposes, subject to receipt of written consent to such election by all of the shareholders; and it was further

RESOLVED FURTHER, that upon receipt of written consent to said election by all of the shareholders, the officers are hereby authorized and directed to file such election and the shareholders' statements of consent with the Internal Revenue Service and to take any and all other action necessary or desirable to comply with the requirements of the Internal Revenue Service for making such election.

No further business having been brought before the meeting, upon motion duly made, seconded, and unanimously adopted, the meeting was adjourned.

Dated: 12-20-99

Secretary of the Meeting

WAIVER OF NOTICE

OF

ORGANIZATIONAL MEETING OF INCORPORATORS

OF

Mercer Capital Inc

The undersigned, constituting all the incorporators of the above-named corporation, do hereby severally waive notice of the organizational meeting of the incorporators of the said corporation, and consent that the meeting be held at:

Date: 12-20-1999

Time: 1:30 pm

Place: port land, OR

for the purpose of adopting the initial Bylaws and electing the initial directors of the corporation, and carrying on any other which may properly be brought before the meeting.

Dated: 12-20 , 1999

____
Incorporator

____
Incorporator

____
Incorporator

MINUTES OF ORGANIZATIONAL MEETING OF DIRECTORS

OF

A meeting of the Board of Directors of the corporation was held at:

Date:

Time:

Place:

The following persons, constituting a quorum of the Board of Directors, were present:

was unanimously chosen chairman, and
was unanimously chosen secretary of the meeting.

The secretary presented and red a waiver of notice of the time, place, and purpose of the meeting, signed by all the directors, which was ordered filed.

The secretary then presented to the meeting a true copy of the Charter of the corporation, stating that the original of the said Charter was filed on with the official who has custody of corporate records in the jurisdiction of incorporation of the corporation.

BYLAWS

The secretary presented a proposed form of Bylaws for the regulation and management of the business and affairs of the corporation, which was red, article by article.

Upon motion duly made and seconded, the following resolution was unanimously adopted:

RESOLVED, that the Bylaws submitted to the meeting be and they are hereby adopted as the Bylaws of the corporation.

[*If the incorporators have already adopted the Bylaws, then change phraseology to reflect approval or ratification by the directors.]

APPOINTMENT OF OFFICERS

The following persons were nominated for officers of the corporation to serve until their respective successors are chosen and qualify:

President: Robert Flickinger

Vice-President: " "

Treasurer: " "

Secretary: " "

Upon motion duly made and seconded, the following resolution was unanimously adopted:

RESOLVED, that each of the aforenamed persons be and is hereby elected to the office set opposite his name, to assume the duties and responsibilities fixed by the Bylaws or by the Board of Directors.

The President thereupon took the chair, and the Secretary immediately assumed the discharge of his duties as secretary of the meeting.

OFFICERS' SALARIES

Upon motion duly made and seconded, the following resolution was unanimously adopted:

RESOLVED, that the salary of ~~30,000~~ as of the corporation, hereby is fixed at the sum of 30,000 dollars per annum beginning with the month of December, 1967, until further action by this Board of Directors.

BANK RESOLUTION

Upon motion duly made and seconded, the following resolutions were unanimously adopted:

RESOLVED, that the Treasurer be and he is hereby authorized and directed to open a bank account with the Bank, situated at ; and

FURTHER RESOLVED, that the resolutions prescribed and furnished by the Bank for opening said account and for designating the officers to sign drafts and checks thereon be and they are hereby adopted and made a part of the minutes of this meeting.

CORPORATE SEAL

Upon motion duly made and seconded, the following resolution was unanimously adopted:

RESOLVED, that the corporate seal, the impression of which is affixed on the last page of these minutes, be and the same is hereby approved as the corporate seal of the corporation.

SHARE CERTIFICATE

A form of share certificate was presented.

Upon motion duly made and seconded, the following resolution was unanimously adopted:

RESOLVED, that the said form of share certificate be and it is hereby approved.

ISSUANCE OF SHARES

Upon motion duly made and seconded, the following resolution was adopted:

RESOLVED, that the Board of Directors be and it hereby is authorized in its discretion to issue the shares of the corporation to the full number of shares authorized by the Charter in such number and for such considerations as from time to time shall be determined by the Board of Directors and as may be permitted by law.

EVALUATING SHARES*

Upon motion duly made and seconded, the following resolutions were unanimously adopted:

RESOLVED, that the consideration for the present issue of the shares which the corporation is authorized to issue shall be dollars per share; and FURTHER RESOLVED, that the entire consideration received or to be received for such shares be and the same hereby is specified as capital (stated capital).

[*The first resolution presupposes that directors are authorized to evaluate shares by statute and/or proper charter provision. The second resolution may be varied to allocate part of consideration to surplus as may be permitted by statute.]

ISSUING SHARES FOR CASH

Upon motion duly made and seconded, the following preamble and resolution were unanimously adopted:

WHEREAS, R. Flickinger has offered to purchase shares of the corporation, and to pay the sum of 50¢ dollars in cash for each such share;

RESOLVED, that the offer of said be and it hereby is accepted, and that the proper officers of the corporation be and they hereby are authorized and directed to execute, issue, and deliver in the name and on behalf of the corporation and under its corporate seal, certificates for shares of the corporation to the order of said

[*If organizational or "dummy" incorporators or subscribers were used, and if they were required to subscribe for shares in the Charter, or otherwise, add ", the same to include the subscription right(s) heretofore assigned by one (all) of the incorporators (subscribers) to the said ."]

GENERAL LICENSING AUTHORITY

Upon motion duly made and seconded, the following resolution was unanimously adopted:

RESOLVED, that the proper officers of the corporation be and they hereby are authorized and directed on behalf of the corporation to make and file such certificate or certificates, report or reports, or other instrument or instruments as may be required by law to be filed in any state, territory, or dependency of the United States, or in any foreign country in which said officers shall find it necessary or expedient to file the same to authorize the corporation to transact business in such state, territory, dependency, or foreign country.

PAYMENT OF EXPENSES, ETC.

Upon motion duly made and seconded, the following resolution was unanimously adopted:

RESOLVED, that the Treasurer be and he hereby is authorized to pay all fees and expenses incident to and necessary for the organization of the corporation.

No further business having been brought before the meeting, upon motion duly made, seconded, and unanimously adopted, the meeting was adjourned.

Dated: 12-20-1999

Secretary of the Meeting

[Corporate Seal]

BYLAWS

OF

Mercer Capital Inc

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by Section 607.0625 of the Florida Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, must be signed, either manually or in facsimile, by any one of the following officers: the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

2. FRACTIONAL SHARES OR SCRIP. The corporation may: issue fractions of a share or pay in money the fair value of fractions of a share; make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share; and issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the corporation or its agent, entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required by of Section 607.0625 of the Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer

agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders to demand a special meeting, or to take any other action, the Board of Directors, of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

- TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

- PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Florida as the directors shall from time to time fix.

- CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice shall be given in the manner provided in Section 607.0141 of the Business Corporation Act, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

- VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, with the address of and number and class and series, if any of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, or at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. A shareholder, the shareholder's agent or attorney is entitled on written demand to inspect the list subject to the requirements of Section 607.1602(3) of the Business Corporation Act, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

- CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

- SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

- QUORUM. Unless the articles of incorporation or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

- VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Act requires a greater number of affirmative votes.

7. ACTION WITHOUT MEETING. Unless otherwise provided in the articles of incorporation, action required or permitted by the provisions of the Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in the State of Florida, its principal place of business, the corporate Secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein, unless within sixty days of the date of the earliest dated consent delivered in the manner required by Section 607.0704 of the Business Corporation Act, written consents signed by holders of shares having the number of votes required to take action are delivered to the corporation by delivery as set forth in Section

607.0704 of the Florida Business Corporation Act. Action under this paragraph be subject to the requirements of Section 607.0704 of the Business Corporation Act.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

2. QUALIFICATIONS AND NUMBER. A director must be a natural person who is at least eighteen years of age, but need not be a shareholder, a citizen of the United States, or a resident of the State of Florida. The initial Board of Directors shall consist of persons, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than nor more than . The number of directors may be fixed or changed from time to time by the shareholders. If not so fixed, the number shall be . The number of directors shall never be less than one.

3. TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election unless their terms are staggered pursuant to the provisions of Section 607.0806. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders, unless the articles of incorporation provide otherwise.

4. MEETINGS.

- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Florida at such place as shall be fixed by the Board.

- CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board,

if any, the Vice Chairman of the Board, if any, of the President, or of a majority of the directors in office.

- NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of a special meeting need not describe the purpose of the meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objection to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

- QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

- CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 607.0808 of the Business Corporation Act.

6. COMMITTEES. The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation or the Bylaws, shall have and may exercise all the authority of the Board of Directors, except such authority as may not be delegated under the Business Corporation Act. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The provisions of Sections 607.0822, 607.0823, and 607.0824 of the Business Corporation Act, which govern meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well.

7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one or more written consents describing the action taken, signed by each director or committee member. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE III

OFFICERS

The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation.

A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparation and custody of minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

The Board of Directors may remove any officer at any time with or without cause.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing the Bylaws generally or a particular Bylaw provision provide expressly that the Board of Directors may not amend or repeal the Bylaws, generally or that Bylaw provision. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors. No provision of this Article shall be construed as purporting to negate the requirements of Section 607.1201 of the Business Corporation Act.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of , a corporation of the State of Florida, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: 12-20-99

[signature]
Secretary of

(SEAL)